UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2021

GREENBOX POS

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Camino Del Rio North, Suite 1400 San Diego, CA (Address of principal executive offices) (zip code)

(619)-631-8261 (Registrant’s telephone number, including area code)

                                       N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GBOX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On July 13, 2021 (the “Closing Date”), GreenBox POS (the “Company”) entered into and closed on a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Charge Savvy LLC, an Illinois limited liability company (“Charge Savvy”), and Charge Savvy’s three members (collectively, the “Sellers”). As a result of the Purchase Agreement, the Company purchased all of Charge Savvy’s issued and outstanding membership interests from the Sellers and Charge Savvy became a wholly owned subsidiary of the Company. Although the Purchase Agreement is dated July 9th, it was entered into and closed on July 13th.

The purchase price under the Purchase Agreement for the all-stock transaction consisted on the Closing Date of 900,000 of 1,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) being issued and delivered to Sellers in proportion to the Sellers’ share of their membership interests in Charge Savvy; it being agreed that the remaining 100,000 shares of Common Stock may or may not be issued to Sellers depending on certain conditions precedent to such further issuance (the “Holdback Shares”). The Holdback Shares may be issued and delivered to the Sellers after Closing upon the Company’s receipt of a Phase I Environmental Assessment Report that does not raise environmental issues of concern to the Company regarding certain real estate owned by Charge Savvy.

Charge Savvy is a global Fintech company that specializes on developing software and providing payment processing and point of sale services to the merchant services industry. Charge Savvy also owns an approximately 61,000 square foot office building located in Chicago, Illinois where it is headquartered.

The foregoing provides only a brief description of the material terms of the Purchase Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 is incorporated herein by reference.

Item 8.01 Other Events.

On July 13, 2021, the Company issued a press release announcing the closing of the transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)       Financial Statements of Businesses Acquired. The financial statements required by this Item 9.01(a) will be filed by amendment to this 8-K no later than 71 days after the date that this initial 8-K is being filed.

(b)       Pro Forma Financial Information. The pro forma financial information required by the Item 9.01(b) will be filed by amendment to this 8-K no later than 71 days after the date that this initial 8-K is being filed.

Exhibit No.	Description
10.1#	Membership Interest Purchase Agreement by and between GreenBox POS, Sky Financial and Intelligence LLC, HigherGround Capital LLC, Jeff Nickel and Charge Savvy LLC, dated July 9, 2021
99.1	Press Release dated July 13, 2021.

# Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplemental copies of omitted schedules to the Securities and Exchange Commission or its staff upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENBOX POS

Date: July 19, 2021	By:	/s/ Ben Errez
Ben Errez
Executive Vice President and Chairman